EXHIBIT 10
                                              EXECUTION COPY






                     CREDIT AGREEMENT


                        dated as of


                      October 2, 1997


                           among


             TRICON GLOBAL RESTAURANTS, INC.,



                 The Lenders Party Hereto,


                 THE CHASE MANHATTAN BANK,
                 as Administrative Agent,

                            and

              CHASE MANHATTAN BANK DELAWARE,
                      as Issuing Bank
                ___________________________

           CITIBANK, N.A., MORGAN GUARANTY TRUST
        COMPANY OF NEW YORK and NATIONSBANK, N.A.,
                   as Syndication Agents


     CHASE SECURITIES INC., CITICORP SECURITIES, INC.,
              J.P. MORGAN SECURITIES INC. and
         NATIONSBANC MONTGOMERY SECURITIES, INC.,
                       as Arrangers




                     TABLE OF CONTENTS



  ARTICLE I

 Definitions

SECTION 1.01.   Defined Terms
SECTION 1.02.   Classification of Loans and
                Borrowings
SECTION 1.03.   Terms Generally
SECTION 1.04.   Accounting Terms; GAAP


  ARTICLE II

 The Credits

SECTION 2.01.   Commitments
SECTION 2.02.   Loans and Borrowings
SECTION 2.03.   Requests for Borrowings
SECTION 2.04.   Competitive Bid Procedure
SECTION 2.05.   Swingline Loans
SECTION 2.06.   Letters of Credit
SECTION 2.07.   Funding of Borrowings
SECTION 2.08.   Interest Elections
SECTION 2.09.   Termination and Reduction of
                Commitments
SECTION 2.10.   Repayment of Loans; Evidence of
                Debt
SECTION 2.11.   Prepayment of Loans
SECTION 2.12.   Fees
SECTION 2.13.   Interest
SECTION 2.14.   Alternate Rate of Interest
SECTION 2.15.   Increased Costs
SECTION 2.16.   Break Funding Payments
SECTION 2.17.   Taxes
SECTION 2.18.   Payments Generally; Pro Rata
                Treatment;     Sharing of Setoffs
SECTION 2.19.   Mitigation Obligations; Replacement
                of Lenders


 ARTICLE III

Representations and Warranties

SECTION 3.01.   Organization; Powers
SECTION 3.02.   Authorization; Enforceability
SECTION 3.03.   Governmental Approvals; No
                  Conflicts
SECTION 3.04.   Financial Condition; No Material
                  Adverse Change
SECTION 3.05.   Properties
SECTION 3.06.   Litigation and Environmental
                  Matters
SECTION 3.07.   Compliance with Laws and
                  Agreements
SECTION 3.08.   Investment and Holding Company
                  Status
SECTION 3.09.   Taxes
SECTION 3.10.   ERISA
SECTION 3.11.   Disclosure
SECTION 3.12.   Solvency
SECTION 3.13.   Consummation of Spin-Off
                  Transactions
SECTION 3.14.   Fountain Beverage Pour Agreements
SECTION 3.15.   Initial Guarantors


  ARTICLE IV

  Conditions

SECTION 4.01.   Effective Date
SECTION 4.02.   Each Credit Event


  ARTICLE V

 Affirmative Convenants

SECTION 5.01.   Financial Statements and Other
                  Information
SECTION 5.02.   Notices of Material Events
SECTION 5.03.   Existence; Conduct of Business
SECTION 5.04.   Payment of Obligations
SECTION 5.05.   Maintenance of Properties;
                  Insurance
SECTION 5.06.   Books and Records; Inspection
                  Rights
SECTION 5.07.   Compliance with Laws
SECTION 5.08.   Use of Proceeds and Letters of
                  Credit
SECTION 5.09.   Principal Domestic Subsidiaries


  ARTICLE VI

   Negative Covenants

SECTION 6.01.   Subsidiary Indebtedness
SECTION 6.02.   Liens
SECTION 6.03.   Fundamental Changes
SECTION 6.04.   Investments, Loans, Advances,
                  Guarantees and Acquisitions
SECTION 6.05.   Hedging Agreements
SECTION 6.06.   Restricted Payments
SECTION 6.07.   Transactions with Affiliates
SECTION 6.08.   Restrictive Agreements
SECTION 6.09.   Issuances of Capital Stock by
                  Subsidiaries
SECTION 6.10.   Spin-Off Transactions
SECTION 6.11.   Leverage Ratio
SECTION 6.12.   Fixed Charge Coverage Ratio


 ARTICLE VII

  Events of Default

SECTION 7.01    Events of Default
SECTION 7.02.   Exclusion of Immaterial
                  Subsidiaries


 ARTICLE VIII

                The Administrative Agent


  ARTICLE IX

Miscellaneous

SECTION 9.01.   Notices
SECTION 9.02.   Waivers; Amendments
SECTION 9.03.   Expenses; Indemnity; Damage Waiver
SECTION 9.04.   Successors and Assigns
SECTION 9.05.   Survival
SECTION 9.06.   Counterparts; Integration;
                  Effectiveness
SECTION 9.07.   Severability
SECTION 9.08.   Right of Setoff
SECTION 9.09.   Governing Law; Jurisdiction; Consent
                  to Service of Process
SECTION 9.10.   WAIVER OF JURY TRIAL
SECTION 9.11.   Headings
SECTION 9.12.   Confidentiality
SECTION 9.13.   Interest Rate Limitation
SECTION 9.14.   Judgment Currency
SECTION 9.15.   European Monetary Union

SCHEDULES:

Schedule A -- Initial Guarantors
Schedule 2.01 -- Commitments
Schedule 3.03 -- Governmental Consents
Schedule 3.06 -- Disclosed Matters
Schedule 3.11 -- Disclosure
Schedule 3.13 -- Spin-Off Transactions
Schedule 6.02 -- Existing Liens
Schedule 6.08 -- Existing Restrictions

EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Form of Guarantee Agreement
Exhibit C-1 -- Form of Opinion of Christian Campbell
Exhibit C-2 -- Form of Opinion of Lawrence F. Dickie
Exhibit C-3 -- Form of Opinion of Cahill Gordon & Reindel

                    CREDIT AGREEMENT dated as of
               October 2, 1997, among TRICON GLOBAL
               RESTAURANTS, INC., the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as
               Administrative Agent.

          The parties hereto agree as follows:


                         ARTICLE I

                        Definitions

          SECTION 1.01.  Defined Terms.  As used in this
Agreement, the following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next
1/16 of 1%) equal to (a) the LIBO Rate for such Interest
Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" means The Chase Manhattan
Bank, in its capacity as administrative agent for the Lenders hereunder.

          "Administrative Questionnaire" means an
Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified
Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Alternative Currency" means any currency other than dollars which is freely transferable and convertible into dollars.

          "Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

          "Applicable Rate" means, for any day, with respect to any Eurodollar Revolving Loan or Eurodollar Term Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurodollar Revolving Spread", "Eurodollar Term Spread" or "Facility Fee Rate", as the case may be, based upon either (a) the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt or
(b) the Leverage Ratio as of the most recent determination date (and, if such ratings and the Leverage Ratio result in the application of different Categories, the Category resulting in the lower Eurodollar Revolving Spread, Eurodollar Term Spread and Facility Fee Rate will apply); provided that until the date that is three months after the Effective Date, the Applicable Rate shall be based on Category 3:


          Index       Leverage    Eurodollar Eurodollar  Facility
        Debt Ratings: Ratio       Revolving  Term        Fee Rate
                                  Spread     Spread

Category  BBB/Baa2    <2.5 to      0.250%     .375%       0.125%
   1      or better   1.0

Category  BBB-/Baa3   >2.5<3.25    0.350%     .500%      0.150%
   2                  to 1.0

Category  BB+/Ba1     >3.25<3.75   0.450%     .625%      0.175%
   3                  to 1.0

Category  BB/Ba2      >3.75<4.0    0.550%     .750%      0.200%
   4                  to 1.0

Category  Less than   >4.0 to      0.625%     .875%      0.250%
   5      BB/Ba2      1.0



          For purposes of the foregoing, (i) if either
Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category immediately above that of the lower of the two ratings; (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency; (iv) each change in the Applicable Rate resulting from a change in such ratings shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next change in the Applicable Rate; (v) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b); and (vi) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next change in the Applicable Rate; provided that the Leverage Ratio shall be deemed to be in Category 5 (A) at any time that an Event of Default (other than an Event of Default set forth in clauses (e) and (h) of
Section 7.01) has occurred and is continuing or (B) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to
Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

          "Arrangers" means Chase Securities Inc., Citicorp
Securities, Inc., J. P. Morgan Securities Inc. and
NationsBanc Montgomery Securities, Inc., in their capacities as arrangers hereunder.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee
(with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrower" means TRICON Global Restaurants, Inc., a North Carolina corporation.

          "Borrowing" means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect or (c) a Swingline Loan.

          "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

          "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "Capital Expenditures" means, for any period,
(a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its Included Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP (except for the exclusion of Excluded Subsidiaries) and (b) Capital Lease Obligations incurred by the Borrower and its Included Subsidiaries during such period.

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated;
or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement that would be complied with by similarly situated banks acting reasonably.

          "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans,
Competitive Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Term Commitment.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment" means a Revolving Commitment or Term
Commitment, or any combination thereof (as the context requires).

          "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

          "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive
Bid.

          "Competitive Bid Request" means a request by the Borrower for Competitive Bids in accordance with
Section 2.04.

          "Competitive Loan" means a Loan made pursuant to
Section 2.04.

          "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income, the sum of (a) the aggregate amount of Consolidated Interest Expense for such period, (b) the aggregate amount of income tax expense for such period, (c) all amounts attributable to depreciation and amortization for such period and (d) all non-cash charges and non-cash losses during such period and minus, without duplication and to the extent added to revenues in determining Consolidated Net Income for such period, all non-cash gains from the sale of assets during such period, all as determined on a consolidated basis with respect to the Borrower and the Included Subsidiaries in accordance with GAAP; provided that Consolidated EBITDA shall be determined (i) based on the financial statements presented in the Registration Statement, in the case of any fiscal quarters of the Borrower ending on or prior to June 14, 1997, (ii) based on financial statements prepared on the same basis as those presented in the Registration Statement, in the case of the fiscal quarter of the Borrower ending September 6, 1997, and for the period from September 7, 1997, to the Effective Date, and (iii) based on actual financial results thereafter.

          "Consolidated EBITDAR" means, for any period, the sum of Consolidated EBITDA for such period and Rental
Expense for such period.

          "Consolidated Indebtedness" means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Borrower and the Included Subsidiaries outstanding as of such date (including Indebtedness of Excluded Subsidiaries to the extent Guaranteed by the Borrower or any Included Subsidiary), minus (b) the aggregate amount of cash and Permitted Investments owned by the Borrower and the Included Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP (except for the exclusion of Excluded Subsidiaries); provided that, for purposes of this definition, the term "Indebtedness" shall exclude obligations as an account party in respect of letters of credit to the extent that such letters of credit have not been drawn upon.

          "Consolidated Interest Expense" means, for any period, the interest expense, both expensed and capitalized (including the interest component in respect of Capital Lease Obligations), accrued or paid by the Borrower and the Included Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP (except for the exclusion of Excluded Subsidiaries); provided that interest expense of an Excluded Subsidiary shall be deemed to be interest expense of the Borrower to the extent such interest expense relates to Indebtedness to the extent Guaranteed by the Borrower or an Included Subsidiary.

          "Consolidated Net Income" means, for any period, net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than a Foreign Subsidiary) in which any other Person (other than the Borrower or any Domestic Subsidiary or any director holding qualifying shares in compliance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions (including distributions made as a return of capital or repayment of principal of advances) actually paid to the Borrower or any Domestic Subsidiaries by such Person, (b) the income of any Excluded Subsidiary, except to the extent of the amount of dividends or other distributions (including distributions made as a return of capital or repayment of principal of advances) actually paid to the Borrower or any Included Subsidiaries by such Excluded Subsidiary during such period, (c) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of the Subsidiaries or the date such Person's assets are acquired by the Borrower or any of the Subsidiaries and (d) for purposes of Section 6.06, without duplication and to the extent added to or subtracted from revenues in determining net income or loss for such period, all non-cash extraordinary items during such period, as determined on a consolidated basis for the Borrower and the Subsidiaries in accordance with GAAP.

          "Contingent Rental Expense" means, for any period, an amount equal to 25% of all minimum rental expenses (not included in Rental Expense) for the fiscal year of the Borrower ended as of the last day of such period (or, if such period is not the Borrower's fiscal year, for the fiscal year of the Borrower most recently ended prior to the end of such period) of Persons other than the Borrower and its Included Subsidiaries for which the Borrower or any Included Subsidiary is contingently liable, by reason of any Guarantee or otherwise.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in
Schedule 3.06.

          "Dollar Amount" means, in relation to any Competitive Borrowing denominated in an Alternative
Currency, the amount designated by the Borrower as the dollar amount of such Competitive Borrowing in the Competitive Bid Request for such Borrowing, subject to
Section 2.04(g).

          "dollars" or "$" refers to lawful money of the United States of America.

          "Domestic Subsidiary" means a Subsidiary that is not a Foreign Subsidiary.

          "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

          "Employee Programs Agreement" means the Employee
Programs Agreement, dated as of August 26, 1997, by and between PepsiCo and the Borrower.

          "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon
(a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Equivalent Amount" means, in connection with the determination of the amount of a Competitive Loan to be made in an Alternative Currency in relation to the Dollar Amount of such Loan, the amount of such Alternative Currency converted from such Dollar Amount at the spot buying rate of the Lender that is to make such Loan (based on the London interbank market rate then prevailing) for dollars against such Alternative Currency as of approximately 9:00 a.m., New York City time, three Business Days before such date.

          "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any trade or business
(whether or not incorporated) that, together with the Borrower, is treated as a single employer under
Section 414(b) or (c) of the Code or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).

          "Event of Default" has the meaning assigned to such term in Article VII.

          "Excluded Subsidiary" means a Foreign Subsidiary of which securities or other ownership interests representing less than 80% of the outstanding capital stock or other equity interests, as the case may be, are, at the time any determination is being made, beneficially owned, whether directly or indirectly, by the Borrower.

          "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located,
(b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with
Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of
New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

          "Fixed Charge Coverage Ratio" means, for any period, the ratio of (i) Consolidated EBITDAR for such period plus Contingent Rental Expense for such period minus
Capital Expenditures for such period to (ii) the sum of Consolidated Interest Expense for such period plus Rental
Expense for such period plus Contingent Rental Expense for such period.

          "Fixed Rate" means, with respect to any
Competitive Loan (other than a Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

          "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed Rate.

          "Foreign Exposure Limit" means, at any time, the sum of:

          (a) an amount equal to the sum of (i) all investments existing on the Effective Date by the Borrower and its Domestic Subsidiaries in the capital stock of Foreign Subsidiaries, plus (ii) all loans and advances existing on the Effective Date made by the Borrower and its Domestic Subsidiaries to Foreign Subsidiaries, plus (iii) all investments existing on the Effective Date made by the Borrower and its Domestic Subsidiaries in joint ventures, plus (iv) the principal amount of all Indebtedness of joint ventures Guaranteed as of the Effective Date by the Borrower or any of its Domestic Subsidiaries, plus (v) the principal amount of all Indebtedness of Foreign Subsidiaries Guaranteed as of the Effective Date by the Borrower or any of its Domestic Subsidiaries; plus

          (b) $150,000,000; plus

          (c) in the case of any determination made after December 27, 1997, 20% of Consolidated EBITDA for each fiscal year of the Borrower ended on or after December 27, 1997, and prior to such time.

          For purposes of this definition, (x) the items set forth in clause (a) of this definition shall be determined after giving effect to all adjustments made in connection with the Spin-Off Transactions and (y) the items set forth in clauses (a)(iv) and (v) shall be determined by reference to the foreign currency exchange rate with respect to the applicable currencies on the Effective Date available on Bloomberg Daily Market Summary at the close of business on the Effective Date or, if not so available, shall be reasonably determined by the Borrower by reference to information then available to it.

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Foreign Subsidiary" means a Subsidiary organized under the laws of a jurisdiction other than the United
States of America, any State thereof or the District of Columbia.

          "Fountain Beverage Pour Agreements" means (i) the letter agreement dated July 29, 1997 between, on the one hand, Pepsi-Cola Company, a division of PepsiCo ("Pepsi-Cola"), on its own behalf and on behalf of Pepsi/Lipton Tea Partnership (the "Partnership"), and, on the other hand, Taco Bell Corp., on its own behalf and on behalf of its direct and indirect subsidiaries; (ii) the letter agreement dated August 12, 1997 between, on the one hand, Pepsi-Cola, on its own behalf and on behalf of the Partnership, and, on the other hand, Kentucky Fried Chicken Corporation and Kentucky Fried Chicken of California, Inc., on their own behalf and on behalf of their direct and indirect subsidiaries; and (iii) the letter agreement dated
August 12, 1997 between, on the one hand, Pepsi-Cola, on its own behalf and on behalf of the Partnership, and, on the other hand, Pizza Hut Inc., on its own behalf and on behalf of its direct and indirect subsidiaries.

          "GAAP" means generally accepted accounting principles in the United States of America.

          "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

          "Guarantee Agreement" means the Guarantee
Agreement substantially in the form of Exhibit B among the Borrower, the Guarantors and the Administrative Agent.

          "Guarantors" means the Initial Guarantors and any other Subsidiaries that become parties to the Guarantee
Agreement.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement or other interest or currency exchange rate hedging arrangement.

          "Included Subsidiary" means any Subsidiary that is not an Excluded Subsidiary.

          "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind,
(b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business),
(f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of outstanding Indebtedness of others (other than Guarantees of contingent lease payments related to sales of restaurants by the Borrower and the Subsidiaries or their predecessors in interest (howsoever effected)), (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances; provided that obligations under the Separation Agreement with respect to post-closing adjustments, and obligations under the Tax Separation Agreement, shall not be construed to constitute "Indebtedness". The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement (regardless of whether there is any such indebtedness outstanding).

          "Information Memorandum" means the Confidential
Information Memorandum dated August 1997 relating to the Borrower and the Transactions.

          "Information Statement" means the Information
Statement of the Borrower dated August 28, 1997.

          "Initial Guarantors" means the Subsidiaries listed on Schedule A.

          "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.08.

          "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

          "Interest Period" means (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, and
(b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than one day or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Issuing Bank" means Chase Manhattan Bank
Delaware, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "Lenders" means the Persons listed on
Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

          "Letter of Credit" means any letter of credit issued by an Issuing Bank pursuant to this Agreement.

          "Leverage Ratio" means, on any date, the ratio of
(a) Consolidated Indebtedness as of such date to
(b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended as of such date.

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of Dow Jones Markets (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party (other than any such rights of a financial institution under repurchase agreements described in clause (d) of the definition of "Permitted Investments" entered into with such financial institution) with respect to such securities.

          "Loan Documents" means this Agreement, the Guarantee Agreement and any promissory notes issued pursuant to Section 2.10(e).

          "Loan Parties" means the Borrower and the Guarantors.

          "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

          "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under any Loan Document or (c) the rights and remedies available to the Lenders under any Loan Document.

          "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Maturity Date" means October 2, 2002.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Proceeds" means, with respect to any event,
 (a) the cash proceeds received in respect of such event including any cash received in respect of the principal amount of any non-cash proceeds, but only as and when received, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event (including underwriting discounts), (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction), the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries, and the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, (iv) in the case of any issuance of preferred stock that has accrued and unpaid dividends at the time of such issuance, the amount of such accrued and unpaid dividends at such time and (v) in the case of any issuance of debt securities that have accrued and unpaid interest at the time of such issuance, the amount of such accrued and unpaid interest at such time, in each case that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower). Customary franchise fees collected in the ordinary course of business from purchasers of restaurants shall not be deemed to be proceeds of the sales of such restaurants (howsoever denominated).

          "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "PBGC" means the Pension Benefit Guaranty
Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "PepsiCo" means PepsiCo, Inc., a North Carolina corporation.

          "Permitted Encumbrances" means:

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with
     Section 5.04;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
     Section 5.04;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (l) of
     Section 7.01; and

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

          "Permitted Investments" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United
     States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any Lender or any Affiliate of any Lender or any other commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

          (e) investments in money market funds with a policy to invest substantially all their assets in one or more investments described in the foregoing items
     (a), (b), (c) and (d); and

          (f) in the case of any Foreign Subsidiary, investments by such Subsidiary that are denominated in the currency of the jurisdiction where such Foreign Subsidiary's principal business activities are conducted and are available in the principal financial markets of the jurisdiction and otherwise are comparable (as nearly as practicable) to the investments described above; provided that, for purposes of this clause (f), (i) the foregoing clause (a) shall be deemed to refer to obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the government of the jurisdiction in which such Foreign Subsidiary is located, in each case maturing within one year from the date of acquisition thereof, and (ii) commercial banks referred to in the foregoing clause (c) shall be deemed to include commercial banks located in the applicable jurisdiction that the applicable Foreign Subsidiary determines in good faith to be among the most creditworthy banks available for deposits in the location where such deposits are being made.

          "Permitted Obligations" means (a) obligations of the Borrower or any Guarantor with respect to unsecured debt securities issued by the Borrower or such Guarantor, respectively, and (b) a negative pledge obligation not exceeding $25,000,000 under an agreement with the PBGC pursuant to which the PBGC has been granted the right to an equal and ratable security interest in any of the Borrower's property or assets with respect to which the Lenders are granted a security interest.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or
Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prepayment Event" means, without duplication:

          (a) any sale, transfer or other disposition
     (including pursuant to a sale and leaseback transaction) of any restaurant of the Borrower or any Domestic Subsidiary; or

          (b) the issuance on or after the date hereof by the Borrower or any Domestic Subsidiary of any equity securities, or the receipt by the Borrower or any Domestic Subsidiary of any capital contribution, other than (i) any such issuance of equity securities to, or receipt of any such capital contribution from, the Borrower or a Domestic Subsidiary, (ii) the issuance of equity securities pursuant to stock option, stock purchase and other similar plans for officers, directors or employees of the Borrower or any Subsidiary, (iii) any such issuance of equity securities by, or capital contribution to, a Domestic Subsidiary that does not dilute the Borrower's direct or indirect equity interest therein or is made pursuant to an agreement existing on the date hereof between the Borrower or any of its Domestic Subsidiaries and any joint venture of the Borrower or any of its Domestic Subsidiaries in accordance with the terms of such agreement as in effect on the date hereof or (iv) any such issuance of equity securities by, or capital contribution to, a Domestic Subsidiary in connection with the formation of such Domestic Subsidiary; or

          (c) the incurrence on or after the date hereof by the Borrower or any Domestic Subsidiary of any Indebtedness described in clause (a), (b) or (c) of the definition of "Indebtedness" having a stated maturity of more than one year from the date of issuance thereof, other than (i) Indebtedness in respect of the Loans and Letters of Credit, (ii) Indebtedness owed to the Borrower or a Subsidiary or (iii) Indebtedness to the extent such Indebtedness is incurred to finance Capital Expenditures or to refinance other Indebtedness;

provided that the first $25,000,000 of Net Proceeds received in each fiscal year of the Borrower in respect of events described in clause (a) above, and the first $25,000,000 of Net Proceeds received in each fiscal year of the Borrower in respect of events described in clauses (b) and (c) above (combined), shall be deemed not to be Net Proceeds of a "Prepayment Event".

          "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan
Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Principal Domestic Subsidiary" means (a) any Subsidiary organized in the United States of America whose consolidated assets exceed 5% of the consolidated assets of the Borrower and its consolidated Subsidiaries or whose revenues exceed 5% of the consolidated revenues of the Borrower and its consolidated Subsidiaries, in each case as of the end of the most recent fiscal quarter or for the most recently ended four consecutive fiscal quarters, respectively, or (b) any Subsidiary that holds any Kentucky Fried Chicken, KFC, Pizza Hut or Taco Bell trademark for use in the United States of America or any jurisdiction therein.

          "Register" has the meaning set forth in
Section 9.04.

          "Registration Statement" means the Registration
Statement on Form 10 filed by the Borrower with the Securities and Exchange Commission on July 2, 1997, as amended.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Rental Expense" means, for any period, the minimum rental expense deducted in determining Consolidated
Net Income for such period.

          "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures, outstanding Term Loans and unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to
Section 7.01, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

          "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

          "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $3,250,000,000.

          "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

          "Revolving Lender" means a Lender with a Revolving
Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure or an outstanding Competitive Loan.

          "Revolving Loan" means a Loan made pursuant to clause (b) of Section 2.01.

          "Separation Agreement" means the Separation
Agreement, dated as of August 26, 1997, by and between PepsiCo and the Borrower.

          "S&P" means Standard & Poor's Ratings Group, a
Division of the McGraw-Hill Companies.

          "Spin-Off Documents" means the Separation
Agreement, the Tax Separation Agreement, the Employee
Programs Agreement, the Telecommunications Agreement and all other material agreements and documents (other than the Fountain Beverage Pour Agreements) to be entered into in connection with the Spin-Off Transactions.

          "Spin-Off Transactions" means the transactions contemplated by the Information Statement and the Spin-Off Documents to occur on or before the date of distribution by PepsiCo to the holders of its capital stock of the Borrower's common stock, including (i) the contribution by PepsiCo and its subsidiaries (other than the Borrower and the Subsidiaries) to the Borrower and the Subsidiaries of properties and other assets (including the capital stock of certain corporations that will become Subsidiaries as a result of such contribution) as contemplated by the Information Statement and the Separation Agreement, (ii) the capitalization of the Borrower (including the elimination of intercompany balances between PepsiCo and its subsidiaries or the Borrower's Subsidiaries) and (iii) the distribution by PepsiCo of the common stock of the Borrower to the holders of PepsiCo's capital stock.

          "Statutory Reserve Rate" means a fraction
(expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of the Borrower.

          "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

          "Swingline Lender" means The Chase Manhattan Bank, in its capacity as lender of Swingline Loans hereunder.

          "Swingline Loan" means a Loan made pursuant to
Section 2.05.

          "Syndication Agents" means The Chase Manhattan
Bank, Citibank, N.A., Morgan Guaranty Trust Company of New
York and NationsBank, N.A., in their capacities as syndication agents hereunder.

          "Tax Separation Agreement" means the Tax
Separation Agreement, dated as of August 26, 1997, between
PepsiCo, on behalf of itself and the members of the PepsiCo
Group (as such term is defined therein), and the Borrower, on behalf of itself and the members of the TRICON Group (as such term is defined therein).

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Telecommunications Agreement" means the
Telecommunications, Software and Computing Services
Agreement, dated as of August 26, 1997, by and between PepsiCo and the Borrower.

          "Term Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04. The initial amount of each Lender's Term Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The initial aggregate amount of the Lenders' Term Commitments is $2,000,000,000.

          "Term Lender" means a Lender with a Term
Commitment or an outstanding Term Loan.

          "Term Loan" means a Loan made pursuant to clause
(a) of Section 2.01.

          "Transactions" means the execution, delivery and performance by the Loan Parties of the Loan Documents, the borrowing of Loans, the use of the proceeds thereof, the issuance of Letters of Credit hereunder and the Spin-Off
Transactions.

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02.  Classification of Loans and
Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving
Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar
Borrowing") or by Class and Type (e.g., a "Eurodollar
Revolving Borrowing").

          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding mascu line, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application or interpretation thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                         ARTICLE II

                        The Credits

          SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make a Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Term Commitment and
(b) to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Commitment or (b) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

          SECTION 2.02.  Loans and Borrowings.  (a)  Each
Loan (other than a Competitive Loan or a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments. Each
Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder;
provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.14, (i) each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Loans or Fixed Rate Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan unless otherwise agreed by the Borrower and the Swingline Lender pursuant to Section 2.13(d). Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accord ance with the terms of this Agreement and shall not result in any increased costs under Section 2.15 or any obligation by the Borrower to make any payment under Section 2.17 in excess of the amounts, if any, that such Lender would be entitled to claim under Section 2.15 or 2.17, as applicable, without giving effect to such change in lending office.

          (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing or Eurodollar Term Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $2,500,000 and not less than $15,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $2,500,000 and not less than $15,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $2,500,000 and not less than $15,000,000 (or, in the case of a Competitive Borrowing made in an Alternative Currency, a Dollar Amount of not less than $10,000,000). Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Revolving Borrowings and Eurodollar Term Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          SECTION 2.03.  Requests for Borrowings.  To
request a Revolving Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) whether the requested Borrowing is to be a Revolving Borrowing or Term Borrowing;

          (ii) the aggregate amount of such Borrowing;

          (iii) the date of such Borrowing, which shall be a Business Day;

          (iv) whether such Borrowing is to be an ABR
     Borrowing or a Eurodollar Borrowing;

          (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04.  Competitive Bid Procedure.
(a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the total Commitments. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone (x) in the case of a Eurodollar Borrowing to be made in dollars, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing, (y) in the case of a Fixed Rate Borrowing to be made in dollars, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing and (z) in the case of a Competitive Borrowing to be made in an Alternate Currency in accordance with subsection (g) of this Section, not later than 10:00 a.m., New York City time, six Business Days before the date of the proposed Borrowing; provided that the Borrower may submit up to (but not more than) three Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

          (i) the aggregate amount of the requested
     Borrowing (expressed in dollars);

          (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be a Eurodollar
     Borrowing or a Fixed Rate Borrowing;

          (iv) the currency in which the proposed Borrowing is to be made, which shall be dollars or, subject to paragraph (g) of this Section, an Alternative Currency;

           (v) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and
          (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

          (b)  Each Lender may (but shall not have any
obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrow ing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be expressed in dollars and be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places), (iii) the currency in which such Loan or Loans will be made and (iv) the Interest Period applicable to each such Loan and the last day thereof.

          (c)  The Administrative Agent shall promptly
notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

          (d)  Subject only to the provisions of this
paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Compet itive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

          (e)  The Administrative Agent shall promptly
notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

          (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

          (g) The Borrower may request Competitive Loans in an Alternative Currency, subject to the terms and conditions of this subsection (g), in addition to the other conditions applicable to such Loans hereunder. Any request for Competitive Loans in an Alternative Currency shall be subject to the following conditions:

          (i) after giving effect to any Competitive
     Borrowing in an Alternative Currency, the aggregate
     Dollar Amount of all outstanding Competitive Loans denominated in Alternative Currencies shall not exceed
     $250,000,000, and

          (ii) if there shall occur at or prior to 10:00 a.m., New York City time, on the date of any Competitive Borrowing to be denominated in an Alternative Currency any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would, in the reasonable opinion of any Lender that shall have offered to make any Competitive
     Loan in connection with such Borrowing, make it impracticable for such Lender's Loan to be denominated in such Alternative Currency, then such Lender may by notice to the Borrower and the Administrative Agent withdraw its offer to make such Loan.

          Any Competitive Loan which is to be made in an Alternative Currency in accordance with this subsection (g) shall be advanced in the Equivalent Amount of the Dollar
Amount thereof and shall be repaid or prepaid in such Alternative Currency in the amount borrowed. Interest payable on any Loan denominated in an Alternative Currency shall be paid in such Alternative Currency.

          For purposes of determining whether the aggregate principal amount of Loans outstanding hereunder exceeds any applicable limitation expressed in dollars, each Competitive Loan denominated in an Alternative Currency shall be deemed to be in a principal amount equal to the Dollar Amount thereof. The Dollar Amount of any Competitive Loan with an Interest Period exceeding three months in duration shall be adjusted on each date that would have been the last day of an Interest Period for such Loan if such Loan had successive Interest Periods of three months duration. Each such adjustment shall be made by the Lender holding such Loan by determining the amount in dollars that would be required in order to result in an Equivalent Amount in the applicable Alternative Currency equal to the principal amount of the applicable Loan outstanding on the date of the adjustment, and the amount in dollars so determined shall be the Dollar Amount of such Loan unless and until another adjustment is required hereby. Each Lender that makes a Competitive Loan denominated in an Alternative Currency agrees to determine any such adjustments if and when required to be made pursuant to this paragraph and to notify the Borrower and the Administrative Agent of each such adjustment promptly upon making such determination.

          SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $50,000,000 or (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

          (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in
Section 2.06(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

          (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

          SECTION 2.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control, and any obligations or liabilities imposed on the Borrower under any such letter of credit application (including by reason of rights or remedies granted to an Issuing Bank) shall be disregarded (it being understood that this Agreement sets forth all obligations and liabilities of the Borrower with respect to Letters of Credit).

          (b)  Notice of Issuance, Amendment, Renewal,
Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $650,000,000 and (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans shall not exceed the total Revolving Commitments.

          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Lenders for damages caused by the Issuing Bank's gross negligence or willful misconduct.

          (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with
Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing (if such LC Disbursement is not less than $15,000,000) or Swingline Loan (if such LC Disbursement is not less than $5,000,000) in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan, as applicable. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f)  Obligations Absolute.  The Borrower's
obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct or actual damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

          (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (i) or (j) of Section 7.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, (i) such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived and (ii) if any Letter of Credit thereafter expires or is terminated, then within three Business Days thereafter there shall be returned to the Borrower an amount equal to the excess, if any, of the amount of cash collateral then held hereunder (excluding amounts attributable to interest or profits on investments) over the amount of LC Exposure and accrued and unpaid interest thereon after giving effect to such expiration or termination.

          SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof (i) by wire transfer of immediately available funds by 12:00 noon, New York City time at the place of payment, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders or (ii) subject to the provisions of Section 2.04, if such Borrowing is to be made in an Alternative Currency, by making available the Equivalent Amount of such Alternative Currency (in such funds as may then be customary for the settlement of international transactions in the Alternative Currency) by 12:00 noon, local time at the place of payment, to the account of the Administrative Agent at such place as shall have been notified by the Administrative Agent to the Lenders by not less than five Business Days' notice; provided that Swingline Loans shall be made as provided in
Section 2.05. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request or Competitive Bid Request (or, in the case of a Borrowing made in an Alternative Currency, to an account mutually agreed between the Borrower and the Administrative Agent for funding such Borrowing); provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.08. Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings or Swingline Borrowings, which may not be converted or continued.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c)  Each telephonic and written Interest Election
Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar
Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d)  Promptly following receipt of an Interest
Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing or Eurodollar Term Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing or Eurodollar Term Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.09.  Termination and Reduction of
Commitments.  (a)  Unless previously terminated, (i) the
Term Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving
Commitments shall terminate on the Maturity Date.

          (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $2,500,000 and not less than $15,000,000 and
(ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Revolving Commitments.

          (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

          SECTION 2.10.  Repayment of Loans; Evidence of
Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving
Loan and Term Loan of such Lender on the Maturity Date,
(ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Competitive
Loan on the last day of the Interest Period applicable to such Loan and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the date that is five Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing or Competitive Borrowing
(other than a Competitive Borrowing denominated in an Alternative Currency) is made, the Borrower shall repay all Swingline Loans which were outstanding at the time such Borrowing was requested.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c)  The Administrative Agent shall maintain
accounts in which it shall record (i) the amount and currency of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section; provided that the Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

          (b) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Domestic Subsidiary in respect of any Prepayment Event, the Borrower shall, within 10 Business Days after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to (i) 75% of such Net Proceeds, in the event that the aggregate outstanding Indebtedness of the Borrower and the Subsidiaries exceeds $4,000,000,000 at the time such prepayment is to be made, or (ii) 50% of such Net Proceeds, in the event that the aggregate outstanding Indebtedness of the Borrower and the Subsidiaries exceeds $3,500,000,000 but is less than or equal to $4,000,000,000 at the time such prepayment is to be made, or
(iii) notwithstanding the foregoing clauses (i) and (ii), 25% of such Net Proceeds, in the event that either (A) the Index Debt is rated at least BBB- by S&P or Baa3 by Moody's at the time such prepayment is to be made or (B) the aggregate outstanding Indebtedness of the Borrower and the Subsidiaries is less than or equal to $3,500,000,000 at the time such prepayment is to be made; provided that (x) no prepayment shall be required under this paragraph if at the time such prepayment is to be made the Index Debt is rated at least BBB- by S&P and Baa3 by Moody's and (y) in the event that, after application of part of any required prepayment in accordance with clause (i) or (ii) above (under circumstance where such clause is applicable), the aggregate outstanding Indebtedness of the Borrower and its Subsidiaries is reduced below $4,000,000,000 or $3,500,000,000, the remainder of such prepayment shall be made, with respect to the portion of such Net Proceeds applicable to such remainder, in accordance with the foregoing clause (ii) or (iii), as applicable. Notwithstanding the foregoing (1) no prepayment shall be required under this paragraph in an aggregate principal amount less than $25,000,000 and any prepayments that would (if not for this sentence) be required in a lesser amount shall be cumulated until the aggregate principal amount of prepayments not yet made equals or exceeds $25,000,000, at which time such prepayments shall be required, (2) each prepayment required under this paragraph shall be in an aggregate principal amount that is an integral multiple of $1,000,000 (rounded down to the nearest $1,000,000), and (3) so long as no Default has occurred and is continuing, any mandatory prepayment required under this paragraph in excess of the aggregate principal amount of ABR Term Loans at the time may be deferred, if necessary in order to avoid payments that otherwise would be required under
Section 2.16, and made on the last day of each Interest Period of a Eurodollar Term Borrowing occurring thereafter in an amount equal to such Borrowing until the full amount of the required prepayment is made.

          (c) In the event that any mandatory prepayment of Term Borrowings would be required under paragraph (b) above at a time when no Term Borrowings are outstanding, then
(i) the Revolving Commitments shall be ratably reduced by an amount equal to the required prepayments and (ii) the Borrower shall prepay Revolving Borrowings in an amount equal to the amount, if any, by which the sum of the Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeds the Revolving Commitments after giving effect to such reduction; provided that no such reduction of the Revolving Commitments shall be required after the Revolving Commitments have been reduced to an amount less than or equal to $3,000,000,000.

          (d) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the
contents thereof.   Each partial prepayment of any Borrowing
shall be in an aggregate amount that is an integral multiple of $2,500,000 (except as necessary to apply fully the required amount of a mandatory prepayment) and not less than $15,000,000. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

          SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including October 2, 1997, to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Revolving Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof; provided that
(i) facility fees accrued on the Term Commitments shall be payable on the Effective Date and (ii) any facility fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (b)  The Borrower agrees to pay (i) to the
Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c)  The Borrower agrees to pay to the
Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

          SECTION 2.13.  Interest.  (a)  The Loans
comprising each ABR Borrowing shall bear interest at the Alternate Base Rate.

          (b)  The Loans comprising each Eurodollar
Borrowing shall bear interest (i) in the case of a Eurodollar Revolving Loan or a Eurodollar Term Borrowing, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (ii) in the case of a Eurodollar Competitive Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

          (c) Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

          (d) Each Swingline Loan shall bear interest at such rate per annum as shall be agreed to in writing by the Borrower and the Swingline Lender with respect to such Swingline Loan or, if no such agreement shall be made, at the Alternate Base Rate.

          (e)  Notwithstanding the foregoing, if any
principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

          (f)  Accrued interest on each Loan shall be
payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (g) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.14.  Alternate Rate of Interest.  If
prior to the commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO
     Rate, as applicable, for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurodollar
     Competitive Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate or the LIBO
     Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders
     (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest
     Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective,
(ii) if any Borrowing Request requests a Eurodollar
Revolving Borrowing, such Borrowing shall be made as an ABR
Borrowing and (iii) any request by the Borrower for a Eurodollar Competitive Borrowing shall be ineffective;
provided that, if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for Eurodollar Competitive Borrowings may be made to Lenders that are not affected thereby.

          SECTION 2.15.  Increased Costs.  (a)  If any
Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

          (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or Fixed
     Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Bank reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

          (e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

          SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith),
(d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certifi cate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b)  In addition, the Borrower shall pay any Other
Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c)  The Borrower shall indemnify the
Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

          SECTION 2.18.  Payments Generally; Pro Rata
Treatment; Sharing of Setoffs. (a) Except for payments required to be made hereunder in an Alternative Currency as expressly provided in Section 2.04(g), the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15,
2.16 or 2.17, or otherwise) in dollars prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. All payments to be made by the Borrower in an Alternative Currency pursuant to Section 2.04(g) shall be made in such Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency for the account of the Administrative Agent at such time and at such place as shall have been notified by the Administrative Agent to the Borrower by not less than four Business Days' notice. Any amounts received after the time required to be received hereunder on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.
If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Except for payments required to be made hereunder in an Alternative Currency as expressly provided in Section 2.04(g), all payments hereunder shall be made in dollars.

          (b)  If at any time insufficient funds are
received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties; provided that all funds received by the Administrative Agent in an Alternative Currency pursuant to Section 2.04(g) shall be applied ratably to the payment of amounts due with respect to Competitive Loans in such Alternative Currency in accordance with the provisions of this paragraph to the parties entitled thereto in accordance with the amounts then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b) or 2.18(d), then the Administrative
Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under
Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 2.17, then such Lender shall use reasonable efforts to file any certificate or document reasonably requested by the Borrower or designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if such filing, designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) in the judgment of such Lender, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b)  If any Lender requests compensation under
Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement (other than in respect of any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                        ARTICLE III

               Representations and Warranties

          The Borrower represents and warrants to the Lenders that:

          SECTION 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, in each case except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been (or, in the case of the Spin-Off Transactions, on or prior to the Effective Date will be) duly authorized by all necessary corporate and, if required, stockholder action. This Agreement and any promissory notes issued pursuant to
Section 2.10(e) have been duly executed and delivered by the Borrower and constitute, and the Guarantee Agreement, when executed and delivered by any Loan Party that becomes party thereto will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party, as the case may be, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03.  Governmental Approvals; No
Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as
(i) have been obtained or made and are in full force and effect or (ii) in the case of the Spin-Off Transactions, are disclosed in Schedule 3.03 or are not, individually or in the aggregate, material, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment (other than pursuant to this Agreement and the Spin-Off Documents) to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except, with respect to clauses (b) and (c), any such violations, defaults and payments which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and except, with respect to clause (d), any such Liens set forth in Schedule 6.02.

          SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders (i) its combined balance sheets and statements of operations, stockholders equity and cash flows as of and for the fiscal years ended December 28, 1996, December 30, 1995, and December 31, 1994, reported on by KPMG Peat Marwick LLP, independent public accountants, and
(ii) its condensed combined balance sheets as of June 14, 1997 and December 28, 1996, its condensed combined statements of operations for the 12 and 24 week periods ended June 14, 1997 and June 15, 1996, and its condensed combined statements of cash flows for the 24 week periods ended June 14, 1997, and June 15, 1996, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) The Borrower has heretofore furnished to the Lenders its pro forma condensed combined balance sheet and statement of operations as of and for the 24 week period ended June 14, 1997, and its pro forma condensed combined statement of operations for the fiscal year ended
December 28, 1996, in each case as included in the Information Statement. Such pro forma financial statements furnished to the Lenders (i) have been prepared in good faith on the basis stated in the notes thereto, (ii) are based on the best information available to the Borrower after due inquiry and (iii) present fairly, in all material respects, the pro forma financial position of the Borrower and the Subsidiaries as of the dates and for the periods set forth therein after giving effect to the adjustments set forth therein.

          (c) Since December 28, 1996, there has been no material adverse change (it being understood that those changes publicly disclosed prior to the date of execution of this Agreement are agreed not to be materially adverse) in the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole (assuming for this purpose that all businesses, assets and liabilities to be transferred to or assumed by the Borrower and its Subsidiaries in connection with the Spin-Off Transactions had been so transferred or assumed prior to December 28, 1996).

          SECTION 3.05.  Properties.  (a)  Each of the
Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to the business of the Borrower and its Subsidiaries on a consolidated basis, except for minor defects in title and other matters that do not interfere with their ability to conduct their businesses on a consolidated basis as currently conducted or to utilize such properties for their intended purposes on a consolidated basis.

          (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to the business of the Borrower and its Subsidiaries on a consolidated basis, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.06.  Litigation and Environmental
Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries
(i) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that, other than actions, suits or proceedings commenced by the Administrative Agent or any Lender, involve this Agreement or the Transactions (other than the Spin-Off Transactions).

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse
Effect.

          SECTION 3.07.  Compliance with Laws and
Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 3.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is
(a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or
(b) a "holding company" as defined in, or subject to regula tion under, the Public Utility Holding Company Act of 1935.

          SECTION 3.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount which, if it were required to be fully paid, would reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.11.  Disclosure.  The Borrower has
disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Except as set forth in Schedule 3.11, neither the Information Memorandum, the Information Statement nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contained, at the time so furnished, any material misstatement of fact or omitted, at the time so furnished, to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made and the nature and scope of the report, financial statement, certificate or other information being furnished, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 3.12. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and all related transactions (including the making of each Loan made on the Effective Date and the application of the proceeds of such Loans, including all payments to be made to PepsiCo or any subsidiary thereof in connection with the Spin-Off Transactions), as of the Effective Date (a) the fair value of the assets of the Borrower and the Principal Domestic Subsidiaries taken together, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis; (b) the present fair saleable value of the property of the Borrower and the Principal Domestic Subsidiaries taken together will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, on a consolidated basis as such debts and other liabilities become absolute and matured; (c) the Borrower and the Principal Domestic Subsidiaries taken together will be able to pay their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis as such debts and liabilities become absolute and matured; and (d) the Borrower and the Principal Domestic Subsidiaries taken together will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

          SECTION 3.13.  Consummation of Spin-Off
Transactions. As of the Effective Date, except as disclosed in Schedule 3.13, all transactions and arrangements, including all transfers of businesses and assets to the Borrower and the Subsidiaries, necessary to consummate the Spin-Off Transactions as contemplated by the Information Statement have been completed in all material respects.

          SECTION 3.14. Fountain Beverage Pour Agreements. As of the Effective Date, all financial information and projections provided by or on behalf of the Borrower or PepsiCo to the Administrative Agent, the Issuing Bank or the Lenders or included in the Information Memorandum (insofar as the same are affected by the Fountain Beverage Pour Agreements) are consistent in all material respects with the terms and conditions of the Fountain Beverage Pour Agreements (except for any inconsistency that is favorable to the Borrower and its Subsidiaries).

          SECTION 3.15.  Initial Guarantors.  As of the
Effective Date, there are no Principal Domestic Subsidiaries other than the Initial Guarantors.


                         ARTICLE IV

                         Conditions

          SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent (or its counsel) shall have received from each of the Borrower and the Initial Guarantors either (i) a counterpart of the Guarantee Agreement signed on behalf of such party or
     (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of the Guarantee Agreement) that such party has signed a counterpart of the Guarantee Agreement.

          (c) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of Christian Campbell,
     Lawrence F. Dickie and Cahill Gordon & Reindel, counsel for the Loan Parties, substantially in the form of Exhibits C-1, C-2 and C-3, respectively, and covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

          (d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

          (e) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, solely in his capacity as such and not individually, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

          (f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

          (g) All consents and approvals required to be obtained from any Governmental Authority (other than the PBGC) or other Person in connection with the Spin-Off Transactions (other than any consents and approvals disclosed in Schedule 3.03 and any consents and approvals that are not, individually or in the aggregate, material) shall have been obtained, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any materially burdensome conditions.

          (h) To the extent not received prior to the date of execution and delivery of this Agreement, the Lenders shall have received copies of the Information Statement and the Spin-Off Documents, certified by a Financial Officer as true and complete, and the Lenders shall be reasonably satisfied therewith.

          (i) All transactions and arrangements, including all transfers of businesses and assets to the Borrower and the Subsidiaries, necessary to consummate the Spin-Off Transactions (other than any transactions and arrangements disclosed in Schedule 3.13) on terms consistent in all material respects with the pro forma financial statements and projections provided to the Lenders and as described in the Information Statement, shall be completed in all material respects and the Administrative Agent shall have received a certificate to such effect executed on behalf of PepsiCo.

          (j) After giving effect to the Transactions to occur on the Effective Date, the unused portion of the Revolving Commitments will not be less than $200,000,000.

          (k) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the Chief Financial Officer of the Borrower, solely in his capacity as such and not individually, as to the accuracy of the matters set forth in Section 3.12.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on October 31, 1997 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
          SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent that any such representations and warranties expressly relate to an earlier date in which case any such representations and warranties shall be true and correct at and as of such earlier date; provided that, solely for purposes of a Competitive Borrowing, the representation and warranty set forth in
     Section 3.04(c) shall not apply to any material adverse change that shall have been disclosed by the Borrower to the Lenders in writing prior to the time that the Borrower submitted its Competitive Bid Request with respect to such Competitive Borrowing.

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs
(a) and (b) of this Section.


                         ARTICLE V

                   Affirmative Covenants

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

          SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent (with sufficient copies for each Lender):
          (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG Peat Marwick LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP (identifying in an explanatory paragraph any material accounting changes);

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that delivery of the Borrower's Form 10-Q, containing the information required to be contained therein pursuant to the rules and regulations of the Securities and Exchange Commission, together with the certificate of a Financial Officer as described above, shall be deemed to satisfy the requirements of this clause (b);

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with
     Sections 6.01, 6.06, 6.11 and 6.12 (including identification of any Excluded Subsidiaries and adjustments necessary to reflect their existence) and
     (iii) stating whether any material change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in
     Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said
     Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

          (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

          SECTION 5.02.  Notices of Material Events.  The
Borrower will furnish to the Administrative Agent written notice of any of the following promptly after becoming aware thereof:

          (a) the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $25,000,000; and

          (d) any other development (except any change in general economic conditions) that results in, or would reasonably be expected to result in, a Material Adverse
     Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03.  Existence; Conduct of Business.
The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Borrower and its Subsidiaries on a consolidated basis; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or sale of assets permitted under
Section 6.03.

          SECTION 5.04.  Payment of Obligations.  The
Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, would reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings,
(b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.05.  Maintenance of Properties;
Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of their business on a consolidated basis in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies (or pursuant to self-insurance arrangements that are consistent with those used by other companies that are similarly situated), insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
          SECTION 5.06.  Books and Records; Inspection
Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

          SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.08. Use of Proceeds and Letters of Credit. The proceeds of all Term Loans, and the proceeds of the initial $2,500,000,000 of Revolving Loans made on the Effective Date, will be used to make payments on the Effective Date to PepsiCo and its subsidiaries not exceeding $4,500,000,000 as contemplated by the Information Statement and the Separation Agreement. The proceeds of all other Loans will be used only for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X. Letters of Credit will be issued only to support obligations of the Borrower and its Subsidiaries incurred in the ordinary course of business.

          SECTION 5.09.  Principal Domestic Subsidiaries.
Promptly after any Subsidiary (including any Subsidiary formed or acquired after the date of execution and delivery of this Agreement) that is not a Guarantor becomes a Principal Domestic Subsidiary, the Borrower will cause such Subsidiary to enter into the Guarantee Agreement and become a Guarantor as provided in the Guarantee Agreement.


                         ARTICLE VI

                     Negative Covenants

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

          SECTION 6.01.  Subsidiary Indebtedness.  The
Borrower will not permit the aggregate principal amount of Indebtedness of its Domestic Subsidiaries (excluding (a) any Indebtedness of a Domestic Subsidiary owed to the Borrower or another Domestic Subsidiary, (b) any Indebtedness of a Guarantor and (c) Capital Lease Obligations of Domestic Subsidiaries existing as of the Effective Date in an aggregate principal amount not exceeding $130,000,000, but including any Guarantee by a Domestic Subsidiary (other than a Guarantor) of Indebtedness of any other Person, including the Borrower, a Guarantor or a Foreign Subsidiary) at any time to exceed $50,000,000.

          SECTION 6.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a) Permitted Encumbrances;

          (b) any Lien on any property or asset of the Borrower or any Domestic Subsidiary existing on the date hereof; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and refinancings, extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; provided further that any such Lien securing obligations in excess of $2,000,000 shall not be permitted under this clause (b) unless such Lien is set forth in Schedule 6.02;

          (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (d) Liens on fixed or capital assets (including equipment) hereafter acquired, constructed or improved by the Borrower or any Subsidiary; provided that
     (i) such security interests secure Indebtedness incurred to finance the acquisition, construction or improvement of such fixed or capital assets, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 90% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

          (e) Liens securing Capital Lease Obligations arising out of sale-leaseback transactions; provided that (i) such sale-leaseback transaction is consummated within 90 days after the purchase by the Borrower or a Subsidiary of the property or assets which are the subject of such sale-leaseback transaction and
     (ii) such Liens do not at any time encumber any property or assets other than the property or assets that are the subject of such sale-leaseback transaction;

          (f) any Lien on any property or asset of any Subsidiary securing obligations in favor of the Borrower or any other Subsidiary;

          (g) any Lien on any property or asset of any Foreign Subsidiary securing obligations of such Foreign
     Subsidiary; and

          (h)  Liens arising in the ordinary course of
     business of the Borrower and its Subsidiaries and not otherwise permitted by the foregoing clauses of this Section securing obligations of the Borrower and its Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $50,000,000 (or its equivalent in any other currency) for all such Liens.

          SECTION 6.03. Fundamental Changes. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing and no Default shall result therefrom (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of all or any substantial part of its assets to the Borrower or to another Subsidiary or to a joint venture pursuant to an investment permitted by
Section 6.04, (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, (v) restaurants comprising such assets may be sold (directly or indirectly) for cash consideration (A) pursuant to any transaction constituting a Prepayment Event provided that a prepayment would then or thereafter be required under
Section 2.11(b) as a result of such transaction or (B) in the case of a sale by a Foreign Subsidiary, pursuant to any transaction that would constitute a Prepayment Event if such Foreign Subsidiary were a Domestic Subsidiary (disregarding the proviso to the definition of "Prepayment Event" for this purpose), (vi) restaurants comprising such assets may be sold (directly or indirectly) by the Borrower or any Domestic Subsidiary provided that any transaction (or series of related transactions) consummated in reliance upon this clause (vi) involve the sale (directly or indirectly) of assets with a fair market value not exceeding $250,000,000,
(vii) a Subsidiary may transfer all or any substantial part of its assets pursuant to investments in joint ventures permitted by Section 6.04 and (viii) Subsidiaries may engage in any of the foregoing transactions to effect the reformation or restructuring of the form of ownership thereof in a manner that is not prohibited by any other Section of this Agreement; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

          (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the Effective Date (after giving effect to the Spin-Off Transactions) and businesses reasonably related thereto; provided that the foregoing shall not be construed to prohibit the conduct of businesses that are limited to serving the Borrower and its Subsidiaries, such as the creation of Subsidiaries to conduct insurance or inventory purchasing activities for the Borrower and its Subsidiaries.

          SECTION 6.04.  Investments, Loans, Advances,
Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

          (a) Permitted Investments;

          (b) investments by the Borrower or any of its Subsidiaries in the capital stock of their respective
     Subsidiaries;

          (c) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary and promissory notes issued by any Subsidiary to the Borrower or any other Subsidiary;

          (d) subject to Section 6.01, Guarantees by the Borrower of Indebtedness of any Subsidiary or by any Subsidiary of Indebtedness of the Borrower or any other
     Subsidiary;

          (e) Guarantees made by the Borrower and the Subsidiaries of lease payments related to sales of restaurants by the Borrower and the Subsidiaries;

          (f) investments by Subsidiaries in, and Guarantees by Subsidiaries of Indebtedness of, joint ventures that are formed to engage in businesses that the Borrower and its Subsidiaries would be permitted to engage in;

          (g) debt securities, promissory notes and similar instruments received as non-cash consideration in connection with sales or dispositions of assets;

          (h)  investments received as a result of the
     compromise of claims against delinquent account debtors in the ordinary course of business or the bankruptcy or reorganization of such account debtors;

          (i)  Guarantees made by the Borrower and the
     Subsidiaries of obligations of franchisees and other third parties (other than the Borrower, the Subsidiaries and any joint ventures of the Borrower and the Subsidiaries) incurred in the ordinary course of business; and

          (j) investments not otherwise permitted by the foregoing clauses of this Section in an aggregate amount at any time outstanding not to exceed
     $50,000,000;

provided that the sum of (i) all investments by the Borrower and its Domestic Subsidiaries in the capital stock of Foreign Subsidiaries (whether existing on the Effective Date or made thereafter), plus (ii) all loans and advances made by the Borrower and its Domestic Subsidiaries to Foreign Subsidiaries (whether existing on the Effective Date or made thereafter), plus (iii) all investments made by the Borrower and its Domestic Subsidiaries in joint ventures (whether existing on the Effective Date or made thereafter), plus
(iv) the principal amount of all Indebtedness of joint ventures Guaranteed by the Borrower or any of its Domestic Subsidiaries (whether existing on the Effective Date or incurred thereafter), plus (v) the principal amount of all Indebtedness of Foreign Subsidiaries Guaranteed by the Borrower or any of its Domestic Subsidiaries (whether existing on the Effective Date or incurred thereafter) shall not at any time exceed the Foreign Exposure Limit at such time; provided further that the amounts set forth in the foregoing clauses (iv) and (v) shall be determined by reference to the foreign currency exchange rate with respect to the applicable currencies on the date of such determination available on Bloomberg Daily Market Summary at the close of business on such date of determination or, if not so available, shall be reasonably determined by the Borrower by reference to information then available to it.

          SECTION 6.05. Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement or commodity price protection agreement or other commodity price hedging arrangement, other than Hedging Agreements, commodity price protection agreements and other commodity price hedging arrangements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

          SECTION 6.06. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may make the payments to PepsiCo and its subsidiaries on the Effective Date (or following the Effective Date in respect of post-closing adjustments in connection with the Spin-Off Transactions) contemplated by the Information Statement and the Separation Agreement, (b) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (c) Subsidiaries may make Restricted Payments to the Borrower or a wholly owned Subsidiary and may make other Restricted Payments that are made ratably to the holders of their capital stock, (d) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries and (e) the Borrower may declare and make Restricted Payments in any fiscal year that do not exceed 50% of Consolidated Net Income for such fiscal year; provided that the Borrower may, on a one time basis, declare and pay dividends in an aggregate amount not exceeding $50,000,000 in any one twelve month period following the Effective Date even if such dividends exceed 50% of Consolidated Net Income for the fiscal year during which such dividends are paid; provided further that in no event shall the aggregate amount of Restricted Payments made on and after the Effective Date pursuant to clause (e) above and the foregoing proviso exceed 50% of the cumulative Consolidated Net Income since the Effective Date.

          SECTION 6.07. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its then Affiliates, except (a) consummation of the Spin-Off Transactions as contemplated by the Information Statement and the Separation Agreement, (b) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties (including pursuant to joint venture agreements entered into after the Effective Date with third parties that are not Affiliates),
(c) transactions between or among the Borrower and its wholly owned Subsidiaries or between or among wholly owned Subsidiaries, in each case not involving any other Affiliate, provided that any transaction between the Borrower or any Domestic Subsidiary, on the one hand, and any Foreign Subsidiary, on the other hand, shall be treated as an investment in such Foreign Subsidiary for purposes of
Section 6.04 to the extent that such transaction involves the transfer to such Foreign Subsidiary of any material assets for consideration materially less than the consideration that could have been received were such assets sold to an unrelated third party in an arm's length transaction, (d) any Restricted Payment permitted by Section
6.06 and (e) the foregoing shall not prevent the Borrower or any Subsidiary from performing its obligations under agreements existing on the date hereof between the Borrower or any of its Subsidiaries and any joint venture of the Borrower or any of its Subsidiaries in accordance with the terms of such agreements as in effect on the date hereof or pursuant to amendments or modifications to any such agreements that are not adverse to the interests of the Lenders.

          SECTION 6.08.  Restrictive Agreements.  The
Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other consensual arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or the Tax Separation Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof and either identified on
Schedule 6.08 or affecting only Foreign Subsidiaries or any extensions or renewals of any such restrictions and conditions that do not expand the scope thereof (but shall apply to any extension or renewal of, or any amendment or modification of, any such restriction or condition that expands the scope of such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (vi) clause (b) of the foregoing shall not apply to financial covenants applicable to a Subsidiary contained in an agreement relating to permitted Indebtedness of such Subsidiary if, on the date such agreement is entered into, the Borrower reasonably believes that such covenants will not prevent such Subsidiary from paying dividends to the extent of its net income and (vii) the foregoing shall not apply to restrictions and conditions imposed by any agreement relating to Permitted Obligations that consist of requirements that Liens securing Indebtedness must equally and ratably secure such Permitted Obligations or restrictions substantially the same as (or less restrictive than) those imposed by this Section.

          SECTION 6.09.  Issuances of Capital Stock by
Subsidiaries. The Borrower will not permit any Subsidiary to issue any additional shares of its capital stock or other ownership interest in such Subsidiary other than (a) to the Borrower, (b) to another Subsidiary in which the Borrower owns, directly or indirectly, a percentage interest not less than the percentage interest owned in the Subsidiary issuing such capital stock or other interest, (c) any such issuance that is treated as a Prepayment Event for purposes of
Section 2.11(b) (or, in the case of any such issuance by a Foreign Subsidiary, any such issuance that would be treated as a Prepayment Event if such Foreign Subsidiary were a Domestic Subsidiary), (d) any such issuance that does not change the Borrower's direct or indirect percentage ownership interest in such Subsidiary or (e) any such issuance that is permitted pursuant to Section 6.03 or 6.04.

          SECTION 6.10.  Spin-Off Transactions.  The
Borrower shall not make or agree to make any material change in the terms of the Spin-Off Transactions from those set forth in the Spin-Off Documents (as in effect on the Effective Date) that materially adversely affects the rights or interests of the Lenders or the creditworthiness of the Borrower.

          SECTION 6.11. Leverage Ratio. The Borrower will not permit the Leverage Ratio as of any date during any period set forth below (inclusive of the specified first and last day of such period) to be in excess of the ratio set forth below opposite such period:

          Period                             Ratio

Effective Date-December 27, 1997             4.25 to 1.00
December 28, 1997-December 26, 1998          4.00 to 1.00
December 27, 1998-December 25, 1999          3.50 to 1.00
December 26, 1999-December 30, 2000          3.25 to 1.00
after December 30, 2000                      3.00 to 1.00

          SECTION 6.12. Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters ending during any period set forth below (inclusive of the specified first and last day of such period) to be less than the ratio set forth below opposite such period:

          Period                                  Ratio

Effective Date-December 25, 1999             1.25 to 1.00
December 26, 1999-December 30, 2000          1.35 to 1.00
after December 30, 2000                      1.50 to 1.00


                        ARTICLE VII

                     Events of Default

          SECTION 7.01.  Events of Default.  If any of the
following events ("Events of Default") shall occur:

          (a) the Borrower shall fail to pay any principal of any Loan (other than a mandatory prepayment required by Section 2.11(b)) or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any mandatory prepayment of any Loan required by Section 2.11(b) or any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

          (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in
     Section 5.02, 5.03 (with respect to the Borrower's existence) or 5.08 or in Article VI;

          (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

          (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material
     Indebtedness, when and as the same shall become due and payable;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity; provided that this clause (g) shall not apply to Indebtedness that becomes due as a result of the voluntary sale or transfer of property or assets by the Borrower or a Subsidiary;

          (h) any event or condition occurs that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (h) shall not apply (i) at any time when the Index Debt is rated at least BBB by S&P and Baa2 by Moody's or (ii) to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (i) subject to Section 7.02, an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, seques trator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (j) subject to Section 7.02, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or
     (vi) take any action for the purpose of effecting any of the foregoing;

          (k) subject to Section 7.02, the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (l) subject to Section 7.02, one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

          (m) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; or

          (n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately,
(ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (iii) enforce its rights under the Guarantee Agreement on behalf of the Lenders and the Issuing Bank; and in case of any event with respect to the Borrower described in clause (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

          SECTION 7.02.  Exclusion of Immaterial
Subsidiaries. Solely for purposes of determining whether a Default has occurred under clause (i), (j), (k) or (l) of
Section 7.01, any reference in any such clause to any "Subsidiary" shall be deemed not to include any Subsidiary affected by any event or circumstance referred to in any such clause that (a) is not a Principal Domestic Subsidiary,
(b) does not have consolidated assets accounting for more than 3% of the consolidated assets of the Borrower and its Subsidiaries, (c) did not, for the most recent period of four consecutive fiscal quarters, have consolidated revenues accounting for more than 3% of the consolidated revenues of the Borrower and its Subsidiaries and (d) did not, for the most recent period of four consecutive fiscal quarters, have Consolidated EBITDAR in an amount exceeding 3% of the Borrower's Consolidated EBITDAR for such period; provided that if it is necessary to exclude more than one Subsidiary from clause (i), (j), (k) and (l) of Section 7.01 pursuant to this Section in order to avoid a Default thereunder, all excluded Subsidiaries shall be considered to be a single consolidated Subsidiary for purposes of determining whether the conditions specified in clauses (b), (c) and (d) above are satisfied.


                        ARTICLE VIII

                  The Administrative Agent

          Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (which consent shall not be unreasonably withheld, and shall not be required so long as any Event of Default set forth in clause (i) or (j) of Section 7.01 has occurred and is continuing), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          Each Lender acknowledges that it has,
independently and without reliance upon the Administrative
Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.
Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

          Each party hereto agrees and acknowledges that the Syndication Agents and the Arrangers do not have any duties or responsibilities in their capacities as Syndication Agents and Arrangers, respectively, hereunder and shall not have, or become subject to, any liability hereunder in such capacities.


                         ARTICLE IX

                       Miscellaneous

          SECTION 9.01.  Notices.  Except in the case of
notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at TRICON Global Restaurants, Inc., P.O. Box 32070, Louisville, KY 40232 (or, in the case of overnight packages, 1900 Colonel Sanders Lane, Louisville, KY 40213-1964), Attention of Sandra S. Wijnberg, Senior Vice President and
     Treasurer (Telecopy No. (502) 454-2410);

          (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Sandra Miklave (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank,
     270 Park Avenue, New York, New York 10017, Attention of Karen May Sharf (Telecopy No. (212) 270-5120);

          (c) if to the Issuing Bank, to it at Chase
     Manhattan Bank Delaware, Corporate Banking Department,
     9th Floor, 1201 Market Street, Wilmington, DE 19801,
     Attention of Michael Handago (Telecopy No. (302) 428-
     3390);

          (d) if to the Swingline Lender, to it at The Chase
     Manhattan Bank, Loan and Agency Services Group, One
     Chase Manhattan Plaza, 8th Floor, New York, New York
     10081, Attention of Sandra Miklave (Telecopy No.
     (212) 552-5658); and

          (e) if to any other Lender, to it at its address
     (or telecopy number) set forth in its Administrative
     Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02.  Waivers; Amendments.  (a)  No
failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) release any Principal Domestic Subsidiary from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement), or limit its liability in respect of such Guarantee or its obligation to enter into, and provide a Guarantee pursuant to, the Guarantee Agreement, without the written consent of each Lender, (v) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be) or (vii) change any provisions of any Loan Documents in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; provided further that no such agreement shall change
Section 2.11(b) or (c) in a manner that would alter the Borrower's obligation to prepay Term Borrowings or Revolving Borrowings or the reduction of Revolving Commitments required thereby without the written consent of Lenders holding not less than 66.67% of the outstanding Loans and unused Commitments of each affected Class; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be.

          SECTION 9.03.  Expenses; Indemnity; Damage Waiver.
(a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, primary counsel for the Administrative Agent and the Arrangers, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b)  The Borrower shall indemnify the
Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of
(i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),
(iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available (i) to the extent that such losses, claims, damages, liabilities or related expenses are deter mined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or
(ii) with respect to any amounts paid pursuant to any settlement made by such Indemnitee without the consent of the Borrower, which consent shall not be unreasonably withheld.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Credit Exposures, outstanding Term Loans and unused Commitments at the time.

          (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b)  Any Lender may assign to one or more
assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld, it being understood that it shall be reasonable for the Borrower to withhold its consent to any assignment to any direct competitor of the Borrower or an Affiliate of any such competitor), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Borrower and the Administrative Agent otherwise consent,
(iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not (A) apply to rights in respect of outstanding Competitive Loans or (B) be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (i) or (j) of Section 7.01 has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d)  Upon its receipt of a duly completed
Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

          (f)  A Participant shall not be entitled to
receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 9.05.  Survival.  All covenants,
agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.06.  Counterparts; Integration;
Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the Guarantee Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.07.  Severability.  Any provision of
this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement, but only to the extent such obligations are then due and payable. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.09.  Governing Law; Jurisdiction;
Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b)  The Borrower hereby irrevocably and
unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

          (c)  The Borrower hereby irrevocably and
unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE GUARANTEE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11.  Headings.  Article and Section
headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12.  Confidentiality.  Each of the
Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed
(a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (subject to the last sentence of this paragraph), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. If any Lender receives any subpoena or similar legal process referred to in clause (c) above, such Lender will endeavor, to the extent practicable, to notify the Borrower and afford the Borrower an opportunity to challenge the same before disclosing any Confidential Information pursuant thereto.

          SECTION 9.13.  Interest Rate Limitation.
Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.14. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's New York office on the Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss.

          SECTION 9.15. European Monetary Union. It is hereby acknowledged that during the term of this Agreement certain European nations may adopt a single European currency as their lawful currency in place of certain currencies that are available hereunder as part of the anticipated European Economic and Monetary Union. It is hereby acknowledged and agreed that "Alternative Currency", as defined herein, including sterling, shall include any such successor currency and that conversion into such successor currency shall be made at the official rate of conversion, as determined by the Administrative Agent, on the date on which any such Alternative Currency is so replaced, and that the denomination of the original currency shall be retained hereunder for so long as it is legally permissible. It is hereby further acknowledged and agreed that the provisions of this Agreement relating to Alternative Currency Loans shall remain in full force and effect upon such conversion, and that neither the introduction of a single European currency, the replacement of an Alternative Currency thereby, the fixing of the official rate of conversion, nor any economic consequences resulting therefrom shall give rise to any right to terminate, contest, cancel, modify or renegotiate the provisions of this Agreement.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              TRICON GLOBAL RESTAURANTS,
                              INC.,


                                 by
                                   _________________________
                                   Name:
                                   Title:


                              THE CHASE MANHATTAN BANK,
                              individually and as
                              Administrative Agent and
                              Swingline Lender,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              CHASE MANHATTAN BANK DELAWARE,
                              as Issuing Agent,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              CITIBANK, N.A.,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              NATIONSBANK, N.A.,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              DAI ICHI KANGYO BANK LTD,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              FUJI BANK LTD,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              INDUSTRIAL BANK OF JAPAN,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              THE LONG-TERM CREDIT BANK OF
                              JAPAN, LIMITED, NEW YORK
                              BRANCH,

                                 by
                                   _________________________
                                   Name:
                                   Title:



                              SANWA BANK LTD,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              SUMITOMO BANK LTD.,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              HONG KONG & SHANGHAI BANKING
                              CORP.,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              CREDIT SUISSE FIRST BOSTON,

                                 by
                                   _________________________
                                   Name:
                                   Title:

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              GOLDMAN SACHS & CO.,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              PNC BANK,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              ROYAL BANK OF CANADA,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              THE YASUDA TRUST AND BANKING
                              COMPANY, LTD.,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              FLEET NATIONAL BANK,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              BANCA DI ROMA

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              BANK OF AMERICA,

                                 by
                                   ________________________
                                   Name:
                                   Title:


                              THE BANK OF NOVA SCOTIA,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              BANQUE NATIONALE DE PARIS,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              CREDIT AGRICOLE,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              NBD BANK, N.A.,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              FIRST UNION NATIONAL BANK,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              BAYERISCHE HYPOTHEKEN-UND-
                              WECHSEL-BANK, NEW YORK BRANCH,

                                 by
                                   _________________________
                                   Name:
                                   Title:

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              ING BANK N.V.,

                                 by
                                   _________________________
                                   Name:
                                   Title:

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              LEHMAN COMMERCIAL PAPER INC.,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              THE MITSUBISHI TRUST AND
                              BANKING CORPORATION,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              NATIONAL CITY BANK,

                                 by
                                   _________________________
                                   Name:
                                   Title:

                              NORDDEUTSCHE LANDESBANK
                              GIROZENTRALE, NEW YORK AND/OR
                              CAYMAN ISLANDS BRANCH,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              SAKURA BANK LTD,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              STANDARD CHARTERED BANK,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              THE SUMITOMO TRUST & BANKING
                              CO., LTD., NEW YORK BRANCH,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              SUMMIT BANK,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              SUNTRUST BANKS INC.,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              THE TOKAI BANK, LIMITED,
                              NEW YORK BRANCH,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              THE TOYO TRUST & BANKING CO.,
                              LTD.,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              WACHOVIA BANK,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              HIBERNIA CORP.,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              FIRST SECURITY BANK, N.A.,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              NATIONAL BANK OF KUWAIT SAK,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              CHAN HWA COMMERICAL BANK,
                              LTD., NEW YORK BRANCH,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              NORTHERN TRUST COMPANY,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              CRESTAR BANK,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              FIFTH THIRD BANK,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                              BANK OF LOUISVILLE,

                                 by
                                   _________________________
                                   Name:
                                   Title:


                                                  SCHEDULE A


                     INITIAL GUARANTORS


Subsidiary/State of Incorporation

Buckeye PH, Inc./Ohio

KFC Corporation/Delaware

KFC Enterprises, Inc./Delaware

KFC National Management Company/Delaware

KFC USA, Inc./Delaware

Kentucky Fried Chicken Caribbean Holdings, Inc./Delaware

Kentucky Fried Chicken Corporate Holdings, Inc./Delaware

Kentucky Fried Chicken Corporation/Delaware

Kentucky Fried Chicken International Holdings/Delaware

Kentucky Fried Chicken of California, Inc./Delaware

NKFC, Inc./Delaware

Pizza Hut, Inc./California

Pizza Hut International, LLC/Delaware

Pizza Hut of America, Inc./Delaware

QSR, Inc./Delaware

Taco Bell Corp./California

Taco Bell Royalty Company/California


                                                    SCHEDULE 2.01
                          COMMITMENTS


Lender                            Term Commitment      Revolving
                                                       Commitment

The Chase Manhattan Bank           $198,190,476.13    $322,059,523.87

Citicorp, N.A.                      198,190,476.19     322,059,523.81

Morgan Guaranty Trust Company of    198,190,476.19     322,059,523.81
   New York

Nationsbank, N.A.                   198,190,476.19     322,059,523.81

Dai-Ichi Kangyo Bank, Ltd            75,809,523.81     123,190,476.19

Fuji Bank Ltd                        75,809,523.81     123,190,476.19

Industrial Bank of Japan             75,809,523.81     123,190,476.19

The-Long Term Credit Bank of         75,809,523.81     123,190,476.19
   Japan, Limited, New York Branch

Sanwa Bank Ltd                       75,809,523.81     123,190,476.19

Sumitomo Bank Ltd                    75,809,523.81     123,190,476.19

Marine Midland Bank                  57,142,857.14      92,857,142.86

Credit Suisse First Boston           38,095,238.10      61,904,761.90

Goldman Sachs & Co.                  38,095,238.10      61,904,761.90

PNC Bank                             38,095,238.10      61,904,761.90

Royal Bank of Canada                 38,095,238.10      61,904,761.90

The Yasuda Trust and Banking         38,095,238.10      61,904,761.90
   Company, Ltd.

Fleet National Bank                  28,571,428.57      46,428,571.43

Banca di Roma                        19,047,619.05      30,952,380.95

Bank of America                      19,047,619.05      30,952,380.95

The Bank of Nova Scotia              19,047,619.05      30,952,380.95

Banque Nationale de Paris            19,047,619.05      30,952,380.95

Credit Agricole                      19,047,619.05      30,952,380.95

NBD Bank, N.A.                       19,047,619.05      30,952,380.95

First Union National Bank            19,047,619.05      30,952,380.95

Bayerische Hypotheken-und-           19,047,619.05      30,952,380.95
   Wechsel-Bank

ING Bank N.V.                        19,047,619.05      30,952,380.95

Lehman Commercial Paper Inc.         19,047,619.05      30,952,380.95

The Mitsubishi Trust and Banking     19,047,619.05      30,952,380.95
   Corporation

National City Bank                   19,047,619.05      30,952,380.95

Norddeutsche Landesbank              19,047,619.05      30,952,380.95
   Girozentrale, New York and/or
   Cayman Islands Branch

Sakura Bank Ltd                      19,047,619.05      30,952,380.95

Standard Chartered Bank              19,047,619.05      30,952,380.95

The Sumitomo Trust & Banking         19,047,619.05      30,952,380.95
   Co., Ltd., New York Branch

Summit Bank                          19,047,619.05      30,952,380.95

Suntrust Banks, Inc.                 19,047,619.05      30,952,380.95

The Tokai Bank, Limited,             19,047,619.05      30,952,380.95
   New York Branch

The Toyo Trust & Banking Co.,        19,047,619.05      30,952,380.95
   Ltd.

Wachovia Bank                        19,047,619.05      30,952,380.95

Hibernia Corp.                       13,333,333.33      21,666,666.67

First Security Bank, N.A.            11,428,571.43      18,571,428.57

National Bank of Kuwait SAK          11,428,571.43      18,571,428.57

Chang Hwa Commercial Bank, Ltd.,      9,523,809.52      15,476,190.48
   New York Branch

Northern Trust Company                9,523,809.52      15,476,190.48

Crestar Bank                          7,619,047.62      12,380,952.38

Fifth Third Bank                      7,619,047.62      12,380,952.38

Bank of Louisville                    5,714,285.71       9,285,714.29


   TOTALS                        $2,000,000,000.00  $3,250,000,000.00




                                               SCHEDULE 3.03


                   GOVERNMENTAL CONSENTS


Governmental Authority   Pending Approval


China                    Transfer of legal title of Shenzhen
                         KFC Ltd., Xiamen - KFC Co., Ltd.
                         and Wuhan KFC Ltd.

India                    Transfer of legal title of Global
                         Restaurants, Inc.

Mexico                   Transfer of legal title of Kentucky
                         Fried Chicken de Mexico, S.A. de
                         C.V.


                                               SCHEDULE 3.06


                     DISCLOSED MATTERS


None.


                                               SCHEDULE 3.11

                         DISCLOSURE


          In the Information Memorandum, $63 million of EBIT in 1997 is attributable to the initial public offering ("IPO") of company owned restaurants in New Zealand. This figure consisted of two pieces: $88 million of gains associated with the transaction, partially offset by $25 million of various restructuring and impairment charges taken in international restaurants. A tax rate of 39% was applied to this gain in computing net income.

          In actuality, no tax costs were incurred in connection with the IPO. It actually generated a non-cash tax benefit of roughly $7 million while the charges generated a tax benefit of $2 million. Consequently, the net income impact of the IPO, net of the charges, is $72 million.

                                               SCHEDULE 3.13

                   SPIN-OFF TRANSACTIONS


Pending Spin-Off Transactions


Transfer of legal title of Shenzhen KFC Ltd., Xiamen - KFC
Co., Ltd. and Wuhan KFC Ltd.

Transfer of legal title of Global Restaurants, Inc.

Transfer of legal title of Kentucky Fried Chicken de Mexico, S.A. de C.V.


                                               SCHEDULE 6.02

                       EXISTING LIENS



   Item      Amount       Lien Holder       Description
              (USD)

Cash        20,000,000    Corporate         Cash collateralization
collateral                Receivables       of Tricon's Tip
                          Corporation       guarantee of CRC (a)
                          ("CRC") as
                          Investor

Cash        10,000,000    The Bank of Nova  Cash collateralization
collateral                Scotia, as Agent  of Tricon's Tip
                          for the Letter    guarantee of Tricon
                          of Credit Banks   Capital Corp. (a)
                          and Texas
                          Commerce Bank
                          National
                          Association, as
                          Collateral Agent

Cash        initially     Texas Commerce    Cash collateralization
collateral  100,000       Bank National     of Tricon's guarantee
            and not       Association, as   of the working capital
            to exceed     Working Capital   line for Tricon
            1,000,000     Lender            Capital Corp. (a)


Pizza Hut   2,800,000     N/A               IRB issued by City
Inc.                                        of Wichita, Kansas
head-                                       to fund expansion of
quarters                                    PHI's headquarters
in Wichita,
Kansas

Pownell     2,800,000     N/A               Amortizing loans
Note                                        issued in
                                            conjunction with the
                                            acquisition of
                                            Windmill Industries

Lampo Note  2,100,000     N/A               Amortizing loan
                                            issued in
                                            conjunction with
                                            acquisition

Lincoln     4,700,000     N/A               Mortgage notes
National                                    assumed in
Note                                        acquisition of
                                            Titusville Pizza Hut
                                            franchise


(a) Cash collateral to be posted October 6, 1997.


                                                SCHEDULE 6.08


                   EXISTING RESTRICTIONS


None.